EXHIBIT 99.1

REVA ANNOUNCES REDUCTION IN FORCE

Sydney, Australia and San Diego, California (Tuesday, 5 February 2019 - AEDT) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”), a leader in bioresorbable polymer technologies for vascular applications, announced it is realigning the organization to align with current business conditions.

Effective 8 February 2019, REVA will reduce its San Diego-based personnel to 22 employees representing a 44% reduction in positions.

“We are reducing our workforce to align with the current market conditions,” said Reggie Groves, CEO of REVA Medical. “While we continue to see strong interest in Fantom Encore and are excited about our potential with MOTIV, the near-term outlook remains tempered by the current European Society of Cardiology Guidelines for the use of bioresorbable scaffolds in treating coronary artery disease. This reduction ensures that we are managing our expenses prudently while ensuring our ability to continue to serve our customers.”

About Fantom Encore

Fantom Encore is a sirolimus-eluting bioresorbable scaffold developed as an alternative to metallic stents for the treatment of coronary artery disease. After restoration of blood flow, bioresorbable scaffolds support the artery through the healing process and then disappear (or “resorb”) from the body over a period of time. This resorption is intended to allow the return of natural function of the artery and reduce the risk of adverse events associated with a permanent metallic drug-eluting stent. Fantom Encore is made from Tyrocore, REVA’s proprietary tyrosine- derived polymer invented for vascular scaffold applications. Tyrocore is inherently radiopaque, making Fantom Encore visible under x-ray fluoroscopy. Fantom Encore is designed with a market-leading thin strut profile while maintaining strength and with distinct ease-of-use features such as x-ray visibility and expansion with one continuous inflation.

About REVA Medical

REVA Medical is a medical device company focused on the development and commercialization of bioresorbable polymer technologies for vascular applications. The Company’s products include the Fantom Encore and MOTIV bioresorbable vascular scaffolds for the treatment of coronary artery disease and below-the-knee peripheral artery disease, respectively. REVA is currently selling Fantom Encore in Germany, Switzerland, Austria, the Netherlands, Belgium, Luxembourg, Italy and Turkey and is in the process of commercializing Fantom Encore in seven additional countries. REVA is based in San Diego, California.

Fantom, Fantom Encore, MOTIV, and Tyrocore are trademarks of REVA Medical, Inc.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management's beliefs, assumptions, and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating plans or performance and events or developments that may occur in the future, are forward-looking statements, such as those statements regarding the projections and timing surrounding commercial operations and sales, clinical trials, pipeline product development, and future financings. No undue reliance should be placed on forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the "Risk Factors" section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on March 7, 2018, and as updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia	Australia
Investor & Media Enquiries:	Investor Enquiries:	Media Enquiries:
REVA Medical, Inc.	Perpetuity Capital Pty Ltd	Buchan Consulting
Leigh Elkolli	Kim Jacobs	Rebecca Wilson
Chief Financial Officer	+61 438 217 279	+61 3 9866 4722
+1 858-966-3018	Andrew Cohen +61 408 333 452